UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2011
NVR, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-12378	54-1394360

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
11700 Plaza America Drive, Suite 500, Reston, Virginia 20190

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: 703-956-4000

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Explanatory Note
     On May 5, 2011, NVR, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to disclose the final voting results related to the Company’s Annual Meeting of Shareholders held on May 3, 2011 (the “Annual Meeting”). This Form 8-K/A is being filed solely to disclose the Company’s decision regarding the frequency of future non-binding, advisory votes on the compensation of the Company’s named executive officers.

Item 5.07	Submission of Matters to a Vote of Security Holders.
     As previously reported in the Original Form 8-K, a non-binding, advisory vote was taken at the Annual Meeting on the frequency of future advisory votes regarding named executive officer compensation. A majority of the votes cast at the Annual Meeting recommended that the Company hold such advisory votes on an annual basis. After considering the preference of the Company’s shareholders and other factors, on July 28, 2011, the Board of Directors determined that the Company will hold a non-binding, advisory vote on the Company’s compensation of its named executive officers on an annual basis until the next frequency vote is conducted.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVR, Inc.
Date: August 2, 2011	By:	/s/ Dennis M. Seremet
		Name:	Dennis M. Seremet
		Title:	Senior Vice President and Chief Financial Officer